Exhibit 4.1

AQUESTIVE THERAPEUTICS, INC.

2022 INDUCEMENT EQUITY INCENTIVE PLAN

Adopted by the Compensation Committee of the Board of Directors July 29, 2022

AQUESTIVE THERAPEUTICS, INC.

2022 INDUCEMENT EQUITY INCENTIVE PLAN

Section 1.              Purpose of the Plan. The purpose of this Plan is to attract and retain the best available personnel for positions of substantial responsibility by providing an inducement material to individuals’ entering into employment with Aquestive Therapeutics, Inc. (the “Company”) or any Subsidiary of the Company and to encourage stock ownership by such individuals, thereby aligning their interests with those of the stockholders of the Company. This Plan is intended to comply with Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, which provides an exception to the Nasdaq Stock Market Listing Rules’ shareholder approval requirement for the issuance of securities with regards to grants to employees of the Company or its Subsidiaries as an inducement material to such individuals entering into employment with the Company or its Subsidiaries, and shall be administered and interpreted consistent with such intent. The Plan permits the grant of Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock Units and Performance Shares.

Section 2.              Definitions. As used herein, the following definitions shall apply:

2.1.          “Award” means the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units and Other Stock-Based Awards under the Plan.

2.2.          “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.3.          “Board” means the Board of Directors of the Company.

2.4.          “Cause” means, as determined in the sole discretion of the Board or Committee

(a)               if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;

(b)               if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement;

(c)               if neither (a) nor (b) applies, then “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) the indictment for, conviction of, or plea of guilty or no contest to, a felony, or a crime involving any of the following: moral turpitude, dishonesty, breach of trust, unethical business conduct or a crime involving the Company or any of its Subsidiaries; (iii) fraud, misappropriation or embezzlement; (iv) the Participant’s abuse of illegal drugs or other controlled substances or the Participant’s habitual intoxication while providing services for the Company or any of its Subsidiaries; or (v) the Participant’s material breach of any written policy of the Company or any of its Subsidiaries.

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2.5.          “Change in Control” means, unless otherwise provided in an Award Agreement, after the Effective Date:

(a)               the acquisition in one or more transactions (whether by purchase, merger, amalgamation or otherwise) by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act, but excluding, for this purpose, (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries or (iii) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company) of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(b)               a change in the composition of the Board such that the individuals who as of any date constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board at any time during the 12-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

(c)               a complete liquidation or dissolution or winding up of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company); or

(d)               the sale, directly or indirectly, of all or substantially all of the Company’s assets (determined on a consolidated basis), other than to a Person described in clauses (i), (ii) or (iii) of Section 2.5(a) above.

Notwithstanding the foregoing, a restructuring, reorganization or similar or analogous event in which the stockholders of the Company immediately before such event have “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of the Company (or its successor) immediately after such event in substantially the same proportions as their ownership of Shares of the Company immediately before such event shall not constitute a Change in Control.

2.6.          “Code” means the Internal Revenue Code of 1986, as amended.

2.7.          “Company” means Aquestive Therapeutics, Inc., a Delaware corporation, or any successor corporation or company.

2.8.          “Committee” means the Compensation Committee of the Board, provided that the Committee shall at all times have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any applicable stock exchange.

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2.9.          “Consultant” means a natural person (within the meaning of Form S-8 of the Securities Act) who provides bona fide services to the Company or any of its Subsidiaries other than in connection with the offer or sale of Shares or other securities or shares in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company’s Shares or other securities.

2.10.        “Director” means a member of the Board.

2.11.        “Disability” means,

(a)               if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;

(b)               if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement;

(c)               if neither (a) nor (b) applies, then “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.12.        “Effective Date” means the date that the Plan is approved by the stockholders of the Company.

2.13.        “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company. However, for the avoidance of doubt, a person who already is serving as a Director prior to becoming an Employee will not be eligible to be granted an Award under the Plan unless permitted under the Listing Rule 5635(c)(4). The Company will determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination..

2.14.        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15.        “Fair Market Value” means, on any given date (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the closing sales price for such Shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if clause (i) does not apply, then if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if neither clause (i) nor clause (ii) applies, such value as the Committee in its discretion may in good faith determine in accordance with Section 409A of the Code and the regulations thereunder.

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2.16.      “Good Reason” means,

(a)               if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Good Reason” shall have the meaning provided in such agreement;

(b)               if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Good Reason” is set forth in the applicable employment, consulting, severance or similar agreement, “Good Reason” shall have the meaning provided in the applicable Award Agreement;

(c)               if neither (a) nor (b) applies, then “Good Reason” shall mean, following a Change in Control, (i) a material diminution in the Participant’s base salary or target bonus, in either case, from that in effect immediately prior to such Change in Control; (ii) a material diminution in the Participant’s authority, duties, or responsibilities, in any case, from those as in effect immediately prior to such Change in Control; or (iii) a relocation of the Participant’s principal place of employment or service to a location that increases his/her one-way commute distance by more than thirty-five (35) miles from that in effect immediately prior to such Change in Control provided, in all cases of clauses (i) through (iii) above, that the Participant has notified the Committee in writing of such condition within ninety (90) days following its first occurrence, the Company has failed to remedy such condition within thirty (30) days following the date of such notice, and the Participant terminates his or her employment or service with the Company or any if its Subsidiaries within ninety (90) days following the end of such thirty-day cure period.

2.17.      “Incentive Stock Option” means an Option or portion thereof that (i) is designated as an Incentive Stock Option and (ii) meets the requirements of an incentive stock option as defined in Section 422 of the Code.

2.18.      “Incumbent Director” means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

2.19.      “Listing Rule” means the Listing Rules of The Nasdaq Stock Market LLC. Reference to any Listing Rule will include the terms and conditions of the Listing Rule and any applicable Interpretive Material and other guidance issued under the Listing Rule.

2.20.      “Non-Qualified Option” means an Option or portion thereof that is designated as not being an Incentive Stock Option or that does not otherwise qualify as an Incentive Stock Option.

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2.21.        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder

2.22.        “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of Shares at a specified price and shall only be awarded as Non-Qualified Options in an Award Agreement.

2.23.        “Other Stock-Based Award” means a right granted under Section 6.7 of the Plan.

2.24.        “Participant” means the holder of an outstanding Award issued under the Plan.

2.25.        “Performance Goal” means any goal established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Subsidiary, or the manner in which any such entity conducts its business, or other events or circumstances render any Performance Goal unsuitable, the Committee may modify such Performance Goal and/or the related minimum, target, maximum and/or other levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.26.        “Performance Period” means the period selected by the Committee during which the performance of the Company, any Subsidiary, any department of the Company or any Subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.27.        “Performance Stock” means Shares awarded by the Committee under Section 6.6 of the Plan that are subject to one or more Performance Goals.

2.28.        “Performance Stock Unit” means the right granted under Section 6.5 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share, which right is subject to one or more Performance Goals. Performance Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Performance Stock Units shall be settled in Shares.

2.29.        “Person” means an individual, corporation, partnership, association, limited liability company, estate or other legal entity.

2.30.        “Plan” means the Aquestive Therapeutics, Inc. 2022 Inducement Equity Incentive Plan herein set forth, as amended from time to time in accordance with the terms hereof.

2.31.        “Restricted Stock” means a Share awarded by the Committee under Section 6.3 of the Plan.

2.32.        “Restricted Stock Unit” means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, an amount equal to the Fair Market Value of one Share. An Award of Restricted Stock Units may be settled in cash, Shares or any combination of the foregoing, as determined by the Committee in its sole discretion; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

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2.33.        “Restriction Period” means the period during which Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units are subject to forfeiture.

2.34.        “Retirement” means a Participant’s termination of employment with the Company and its Subsidiaries for any reason (other than death or by the Company or a Subsidiary for Cause) after the Participant has attained age 60 with at least 10 years of continuous employment with the Company or a Subsidiary thereof.

2.35.        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.36.        “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.

2.37.        “Section 16(b)” means Section 16(b) of the Exchange Act.

2.38.        “Securities Act” means the Securities Act of 1933, as amended.

2.39.        “Share” means one share of the Company’s common stock, par value $0.01 per share.

2.40.        “Subsidiary” means any corporation, partnership, joint venture, company or other business entity, whether now or hereafter existing, of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

Section 3.                Eligibility. Non-Statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Employees so long as the following requirements are met:

(a) The Employee was not previously an Employee or Director, or the Employee became employed by the Company or any of its Subsidiaries following a bona-fide period of non-employment or non-service; and

(b) The grant of the Award or Awards to the Employee was an inducement material to the Employee’s entering into employment with the Company (or any of its Subsidiaries, as applicable) in accordance with the Listing Rule.

Notwithstanding the foregoing, an Employee may be granted an Award in connection with a merger or acquisition to the extent permitted by Listing Rule 5636(c).

Section 4.                Administration and Implementation of the Plan.

4.1.            The Plan and all Award Agreements shall be administered by the Committee or by a majority of the Company’s “Independent Directors,” as defined in the Listing Rule. Any action of the Committee in administering the Plan or an Award Agreement shall be final, conclusive and binding on all Persons, including without limitation the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Awards granted hereunder, and all members of the Committee (and such persons to whom the Committee has delegated authority to act under the Plan) shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law.

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4.2.            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, Performance Goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award, waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the strike price, grant price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; (vii) determine whether Participants will be permitted to defer the settlement of certain Awards; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and Award Agreements, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan and Award Agreements as it may deem necessary or advisable; (ix) construe and interpret the Plan and Award Agreements;); (x) to submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Rule 16b-3 of Exchange Act or any successor rule; and (xi) make all other determinations as it may deem necessary or advisable for the administration of the Plan and Award Agreements. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no underwater Option or underwater SAR may be repriced, replaced or regranted through cancellation, nor may any underwater Option or underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.

4.3.            Awards granted under the Plan must be approved by a majority of the Company’s “Independent Directors,” as defined in the Listing Rule, or the independent Compensation Committee of the Board, in each case acting as the Administrator. To the extent permitted by applicable law and the Company’s by-laws, the Committee may delegate some or all of its authority with respect to the Plan to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to any person to make Awards to (a) Employees who are (i) subject to the requirements of Rule 16b-3 of the Exchange Act or (ii) executive officers or other Employees who are delegated authority by the Committee pursuant to this Section 4.3. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter in its sole discretion. The Committee may at any time rescind the authority delegated to any person pursuant to this Section 4.3. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section 4.3 shall have the same force and effect as if undertaken directly by the Committee.

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4.4.          To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.5.          Notwithstanding anything contained in the Plan to the contrary, for so long as the Common Stock is publicly traded on a national securities exchange with sufficient public float and to the extent permitted by applicable law, the Committee shall ensure that a program is in place to offer Participants the opportunity to engage in broker-assisted sales of shares of Common Stock to allow Participants to pay the exercise price of, and withholding taxes relating to, Awards; provided that Participants who are subject to Section 16 of the Exchange Act with respect to the Company shall be permitted to direct the Company in their discretion to withhold Shares from those otherwise due with respect to an Award to pay the exercise price and withholding taxes relating to such Award. Only whole shares of Common Stock shall be withheld, and the number of shares of Common Stock withheld shall be based on the Fair Market Value of the Common Stock on the date on which the event giving rise to such share withholding occurs.

Section 5.                Shares Subject to the Plan.

5.1.          Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to one million (1,000,000) Shares (the “Plan Limit”). The Shares may be authorized, but unissued, or reacquired Common Stock. For purposes of determining the number of shares available for Awards under the Plan, each stock-settled SAR shall count against the Plan Limit based on the number of shares underlying the exercised portion of such SAR rather than the number of shares issued in settlement of such SAR. Any shares tendered, with the Committee’s approval, by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, shall not be available for future Awards hereunder. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury. Any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of Common Stock available for Awards under the Plan.

5.2.          If any Shares subject to an Award under the Plan are forfeited or such Award otherwise terminates for any reason whatsoever without an actual distribution of Shares to the Participant, any Shares counted against the number of Shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, be added back to the Plan Limit and shall again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations.

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Section 6.              Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the grant date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of unvested Awards in the event of a Participant’s termination of employment with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Code Section 409A). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

6.1.          Options. Options give a Participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. The grant of Options shall be subject to the following terms and conditions:

(a)               Exercise Price. The price per Share at which Shares may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of one Share on the grant date.

(b)               Term of Options. The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date.

(c)               Exercise of Option. Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including without limitation (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with Shares, with any combination of cash and Shares, or with other legal consideration that the Committee may deem appropriate and to the extent permitted by applicable law, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Shares will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option.

(d)               Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment or other service with the Company and its Subsidiaries, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited (with no compensation due to the Participant) and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary for Cause, (ii) one year in the event of a termination due to death or Disability, by the Company or a Subsidiary without Cause, by the Participant for Good Reason or as the result of the Participant’s Retirement and (iii) six months in the event of the Participant’s resignation without Good Reason and not due to Retirement; provided, however, that in no event shall any Option be exercisable after its stated term has expired.

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(e)               No Dividend Equivalent Rights. No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s Options.

(f)                Tolling Expiration. A Participant’s Award Agreement also may provide that:

(1)           if the exercise of the Option following the cessation of Participant’s status as an Employee (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2)           if the exercise of the Option following the termination of the Participant’s employment with the Company (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the termination of the Participant’s employment with the Company during which the exercise of the Option would not be in violation of such registration requirements

6.2.          Stock Appreciation Rights. A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one Share on the grant date. No payment from the Participant shall be required to exercise a SAR. The grant of SARs shall be subject to the following terms and conditions:

(a)               General. Each Award Agreement with respect to a SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which the SAR may be exercised in whole or in part (including without limitation vesting upon the passage of time, the attainment of Performance Goals, or a combination thereof), the method of exercise, the method of settlement (in cash, Shares or a combination thereof), the method by which Shares will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of the SAR.

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(b)               Termination of Employment. Unless otherwise provided in an Award Agreement or an effective employment agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment with the Company and its Subsidiaries, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited (with no compensation due to the Participant) and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary for Cause, (ii) one year in the event of a termination due to death or Disability, by the Company or a Subsidiary without Cause, by the Participant for Good Reason or as the result of the Participant’s Retirement and (iii) six months in the event of the Participant’s resignation without Good Reason and not due to Retirement; provided, however, that in no event shall any SAR be exercisable after its stated term has expired.

(c)               Term. The term of a SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date.

(d)               No Dividend Equivalent Rights. No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s SARs.

6.3.          Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:

(a)               General. Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time.

(b)               Transferability. During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)               Stockholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares) and to vote such Shares of Restricted Stock in accordance with the Company’s by-laws. Dividends may, in the discretion of the Committee, be paid currently or subject to the same restrictions as the underlying Restricted Stock (and the Committee may, in its sole discretion, withhold any cash dividends paid on Restricted Stock until the restrictions applicable to such Restricted Stock have lapsed); provided, however, that dividends paid on unvested Restricted Stock that is subject to Performance Goals shall not be paid or released unless and until the applicable Performance Goals have been achieved.

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(d)               Termination of Employment. Unless otherwise provided in an Award Agreement or an effective employment, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock granted to such Participant shall be forfeited with no compensation due the Participant.

(e)               Additional Matters. Upon the Award of Restricted Stock, the Committee may direct the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including without limitation an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such Shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power or share transfer form (as appropriate) endorsed in blank to the Company to be held in escrow during the Restriction Period.

6.4.          Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:

(a)               Restriction Period. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time.

(b)               Termination of Employment. Unless otherwise provided in an Award Agreement or an effective employment, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

(c)               Settlement. Unless otherwise provided in an Award Agreement (i) an Award of Restricted Stock Units shall be settled in Shares, provided that any fractional Restricted Stock Units shall be settled in cash and (ii) subject to the Participant’s continued employment with the Company or a Subsidiary from the grant date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof).

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(d)               Stockholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period on the Shares represented by an Award of Restricted Stock Units will be credited to the Participant’s account and settled in Shares at the same time (and subject to the same forfeiture restrictions) as the Restricted Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).

6.5.           Performance Stock Units. Performance Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Performance Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Performance Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Performance Stock Units shall be subject to the following terms and conditions:

(a)               Restriction Period. Each Award Agreement with respect to Performance Stock Units shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock Units and the conditions under which the Performance Stock Units may be forfeited to the Company. Such restrictions shall include a vesting schedule based on the attainment of one or more Performance Goals.

(b)               Termination of Employment. Unless otherwise provided in an Award Agreement or an effective employment, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall be forfeited with no compensation due the Participant.

(c)               Settlement. Unless otherwise provided in an Award Agreement, subject to the Participant’s continued employment with the Company or a Subsidiary from the grant date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Performance Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof).

(d)               Stockholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Performance Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared by the Company during the Restriction Period on the Shares represented by an Award of Performance Stock Units will be credited to the Participant’s account and settled in cash or Shares at the same time (and subject to the same forfeiture restrictions and Performance Goals) as the Performance Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).

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6.6.          Performance Stock. An Award of Performance Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are conditional on the achievement of Performance Goals during the Performance Period and subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Performance Stock shall be subject to the following terms and conditions.

(a)               General. Each Award Agreement with respect to Performance Stock shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock and the conditions under which the Performance Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Performance Stock.

(b)               Transferability. During the Restriction Period, if any, the transferability of Performance Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Performance Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)               Stockholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Performance Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares), but only to the extent that Performance Stock vests based on the achievement of Performance Goals, and to vote such shares of Performance Stock. Dividends shall be subject to the same restrictions (and Performance Goals) as the underlying Performance Stock and the Committee shall withhold any cash dividends paid on Performance Stock until the Performance Goals are achieved and restrictions applicable to such Performance Stock have lapsed.

(d)               Termination of Employment. Unless otherwise provided in an Award Agreement or an effective employment, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a Participant’s termination of employment with the Company and its Subsidiaries for any reason, the unvested portion of each Award of Performance Stock granted to such Participant shall be forfeited with no compensation due the Participant~~.~~

6.7.          Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 hereof) that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested Shares and dividend equivalents.

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Section 7.              Change in Control.

7.1.        General. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, a Change in Control shall not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award Agreement or an effective employment, severance or similar agreement with the Company or a Subsidiary, if (i) the successor corporation or company (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the registered and publicly traded ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (ii) the ordinary equity securities underlying the assumed or substituted Award would not be registered and publicly traded on a U.S. securities exchange immediately following such Change in Control or (iii) the Change in Control is not approved by a majority of the Incumbent Directors immediately prior to such Change in Control, then the Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control); (b) with respect to any Awards that do not constitute “non-qualified deferred compensation” within the meaning of Code Section 409A, accelerate the settlement of such Awards upon such Change in Control; (c) with respect to Awards that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A, terminate all such Awards and settle all such Awards for a cash payment equal to the Fair Market Value of the Shares underlying such Awards less the amount the Participant is required to pay for such Shares, if any, provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Code Section 409A are terminated and liquidated within 30 days before or 12 months after such Change in Control; (d) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Shares underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with a per Share exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of one Share on the date of the Change in Control shall be cancelled with no payment due the Participant and (e) take such other actions as the Committee deems appropriate. If any action is taken with respect to any Award under items (a) through (e) of this Section 7.1 and such Award is subject to Performance Goals, such Performance Goals shall be deemed satisfied based on the actual level of achievement of the applicable Performance Goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement rather than such actual level of achievement. The judgment of the Committee with respect to any matter referred to in this Section 7.1 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or any Award or Award Agreement. Notwithstanding the foregoing, no Award that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).

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7.2.            Termination Following a Change in Control. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Award Agreement or an effective employment, severance or similar agreement with the Company or a Subsidiary, or as otherwise may be determined by the Committee prior to a Change in Control, in the event that Awards under the Plan are assumed in connection with a Change in Control or are substituted with new awards, in either case, pursuant to Section 7.1 above, and a Participant’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or due to Disability, as the result of the Participant’s death or by the Participant for Good Reason, in any case, within 24 months following a Change in Control, (i) the unvested portion of such Participant’s Awards (including without limitation any awards received in substitution of an Award) shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Awards of Options and SARs (including without limitation options and stock or share appreciation rights received in substitution of an Award) shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of one-year thereafter (but not beyond the stated term of such Option or SAR), (iii) all Restricted Stock Units and Performance Stock Units (including without limitation restricted stock units and performance stock units received in substitution of an Award) shall be settled within 30 days after such termination and (iv) all Other Stock-Based Awards (including without limitation any received in substitution of an Award) shall be settled within 30 days after such termination; provided, however, that with respect to clauses (iii) and (iv), if settlement of such Awards on the date described in this Section 7.2 would violate Code Section 409A, then such Award instead shall be settled in full at the time it otherwise would have been settled in connection with a termination of employment or service without Cause, for Good Reason or due to death or Disability, as applicable.

Section 8.                Adjustments upon Changes in Capitalization.

8.1.            In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any share dividend, recapitalization, forward share split or reverse share split, reorganization, spin-off, extraordinary or unusual cash distribution or other similar or analogous non-reciprocal corporate transaction or event between the Company and its shareholders that affects the Shares, the Committee shall adjust (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and kind of Shares available under the Plan (including without limitation any of the specific limitations under Section 5 hereof), and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event.

8.2.            In addition, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 8.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

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8.3.            If Sections 7 and 8 could both apply to an event, Section 7 shall control.

Section 9.                Termination and Amendment.

9.1.          Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s stockholders if (i) such action would decrease the price at which Awards may be granted, (ii) such stockholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (iii) the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s stockholders for approval; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such amendment, alteration, suspension, discontinuation or termination is required by law or regulation, or the rules of any applicable securities exchange or automated quotation system.

9.2.          The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that except as provided in Section 18, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award unless such amendment, alteration, suspension, discontinuation or termination is required by law or regulation, or the rules of any applicable securities exchange or automated quotation system.

9.3.          Notwithstanding anything in Section 8 or this Section 9 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.

9.4.            No Repricing. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no underwater Option or underwater SAR may be repriced, replaced or regranted through cancellation, nor may any underwater option or underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 and 8.

Section 10.            No Right to Award, Employment or Service. No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of the Plan, a transfer of employment or service between the Company and its Subsidiaries shall not be deemed a termination of employment or service; provided, however, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation. A change in status from Employee to Consultant shall be deemed to be a termination of employment, unless otherwise determined by the Committee. The Committee may adopt rules and make determinations on how a leave of absence will impact an Award, including, without limitation, tolling the vesting schedule or treating such leave of absence as a termination of employment or other service.

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Section 11.            Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including without limitation from a distribution of Shares, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award (including without limitation withholding from any payroll or other payment due to a Participant). This authority shall include the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of Shares with respect to an Award shall not occur at a rate that equals or exceeds the rate that would result in such Award being subject to liability accounting treatment.

Section 12.            Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be (i) pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or (ii) assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, to the extent permitted by applicable law and the rules of any applicable stock exchange, Non-Qualified Options, SARs, Performance Stock, Restricted Stock and any other Award that is not “deferred compensation” within the meaning of Code Section 409A shall be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships or similar entities in which such Participant and his or her family members are the only partners, members or equityholders (any vesting and other conditions relating to such Awards shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems necessary to further the purposes of the Plan. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a Person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

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Section 13.            Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or sub-plans, amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, sub-plans, amendments, restatements or alternative versions shall include any provisions that are prohibited by the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such prohibition without further approval by the stockholders of the Company.

Section 14.            Securities Law Requirements.

14.1.        No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities or stock exchange, or adversely affect the registration or qualification of the Company’s Shares under any state or federal law, or (ii) require the consent or approval of any regulatory or supervising body or stockholders. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such listing, registration, qualifications, consents or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended (provided, however, that if permitted under Code Section 409A, the Committee may toll the expiration date of an Award such that it will not terminate during any such period of suspension).

14.2.        For purposes of ensuring compliance with applicable securities laws or for other legal compliance purposes, the Committee may require, as a condition to the issuance of Shares hereunder, representations, warranties and agreements to the effect that such Shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares, and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.

Section 15.            Termination. Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the Effective Date or the 10-year anniversary of the date the Plan was approved by the Board, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall adversely impact Awards that were granted prior to such termination.

Section 16.            Fractional Shares. The Company will not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional Shares in cash, in its sole discretion.

Section 17.            Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, the Company, any Subsidiary, any affiliate, any stockholder or any other Person.

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Section 18.            Code Section 409A. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Code Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Code Section 409A). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Code Section 409A shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Code Section 409A.

Section 19.            Governing Law. The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

Section 20.            Recoupment. Any Award granted pursuant to the Plan (and all Shares acquired thereunder) shall be subject to mandatory repayment and clawback pursuant to the terms of the Company’s clawback policy, if any, as in effect from time to time, and as may otherwise be required by law or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the Participant’s Award Agreement.

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Section 21.            Employment Agreements. In the event of any conflict between the terms of the Plan or an Award, on the one hand, and the terms of a Participant’s employment agreement with the Company or a Subsidiary on the other hand, the terms of such employment agreement shall control.

Section 22.            Effective Date. The Plan shall become effective upon the Effective Date, and no Award shall become exercisable, realizable or vested prior to the Effective Date.

[End of Document]

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